SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                THE WEST COMPANY, INCORPORATED
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:
   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
   _____________________________________________________________________________

5) Total fee paid:
   _____________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

[THE WEST COMPANY LOGO]


                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS



                                 March 25, 1998




Dear Shareholder,

         The Annual Meeting of Shareholders of The West Company, Incorporated will be held at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341, on Tuesday, April 28, 1998, at 9:30 A.M., to consider and take action on the following:

         1. Re-election of four directors: George W. Ebright, L. Robert Johnson, John P. Neafsey and Geoffrey F. Worden, each for a term of three years;

         2. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998;

         3. Approval of the 1998 Key Employee Incentive Compensation Plan; and

         4. Transact such other business as may properly be brought before the meeting.

         Your Board of Directors recommends a vote "in favor of" all three proposals.

         The Board has fixed the close of business, Monday, March 16, 1998, as the record date for the meeting. Only shareholders of record at that time will be entitled to notice of and to vote at the meeting.

         Please date, sign and return the enclosed proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                       By Order of the Board of Directors,



                                                 John R. Gailey III
                                                 Secretary

                                 PROXY STATEMENT


         We, the Board of Directors of The West Company, Incorporated, invite you to submit the enclosed proxy "vote card" for use at the Company's 1998 Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, April 28, 1998, at 9:30 A.M., at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341. You may also be contacted by officers and other employees of the Company about submitting your proxy. The proxy and this Proxy Statement are being mailed on or about March 25, 1998.

         You may vote at the meeting only if you were the record owner of the Company's common stock at the close of business on March 16, 1998. On that date, 16,844,735 shares of common stock were outstanding. You are entitled to one vote for each share owned. You may vote "FOR" or "AGAINST," or "WITHHOLD" your vote on, each of the directors. You may vote "FOR," "AGAINST," or "ABSTAIN" from voting on, the proposals to ratify the appointment of independent accountants and to approve the 1998 Key Employee Incentive Compensation Plan. You may revoke or revise your proxy by notifying the Company's Secretary, or by voting in person at the meeting.

         Please sign, date and mark your voting instructions on the proxy vote card, and then return it to the Company in the enclosed envelope. Your votes will be cast according to your instructions. If you do not mark your voting instructions on a signed and returned card, your votes will be cast "FOR" each of the three proposals listed in the Notice of Meeting accompanying this Proxy Statement. Your proxy also gives the persons named on the card as proxies the discretionary authority to vote all of your shares on any other matter that is properly presented for action at the meeting.

         A quorum is necessary to take action at the meeting. A quorum means that shareholders of record holding at least a majority of the outstanding shares are present, either in person or represented by proxy. Abstentions are counted toward the quorum requirement. Directors are elected by a plurality of the votes cast at the meeting. Abstentions with respect to one or more of the nominees will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote. Similarly, shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners ("broker non-votes"), if any, will not be counted and, accordingly, will have no effect on the outcome of the vote. A majority of votes cast in favor of Proposals 2 and 3 is required for shareholder approval of those proposals. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the vote.

         We are not aware of any matters to be presented at the meeting other than those set forth in the Notice of Meeting. If any other matters properly come before the meeting, the persons named on the card as proxies will vote according to their best judgment.

                       PROPOSAL #1: ELECTION OF DIRECTORS

         Our Board of Directors has three classes. Each year, the directors in one class are elected to serve a three-year term. We may increase or decrease the size of the Board, elect directors to fill vacancies on the Board and assign directors to a class. In October 1997, we increased the Board to eleven members from ten, and Mr. John W. Conway was appointed a director in Class III. He will serve until the next Class III election in 1999.

         We have nominated George W. Ebright, L. Robert Johnson, John P. Neafsey and Geoffrey F. Worden for election as Class II directors at the 1998 Annual Meeting. All of the nominees are incumbent directors. Each nominee has agreed to be named and to serve if elected.

         If any nominee becomes unavailable, which we do not expect, the Board's Nominating and Corporate Governance Committee will recommend to us a substitute nominee or nominees. We may then designate the nominee(s) to stand for election. If you voted for the unavailable nominee, your vote will be cast for his designated replacement.

         If you want to nominate candidates for election as directors at future annual meetings, you must comply with procedures contained in the Company's bylaws. You may get a copy of the bylaws from the Secretary of the Company.

--------------------------------------------------------------------------------
             Class II Director Nominees For Terms to Expire in 2001
--------------------------------------------------------------------------------

George W. Ebright                 Mr. Ebright, age 59, is retired from Cytogen
Director since 1992               Corp., a biotechnology pharmaceutical company,
                                  where he was Chairman of the Board from 1990
                                  to 1995 and Chief Executive Officer from 1989 to 1994. He is a director of NABI and Arrow
                                  International Incorporated.

L. Robert Johnson                 Mr. Johnson, age 56, is Managing General
Director since 1989               Partner of Founders Capital Partners, L.P., a
                                  venture capital partnership. He is a director of Genetic Microsystems Inc., Axint
                                  Technologies Corp., RSVP Information Inc.,
                                  Telesales Inc. and Agris Corporation. Mr.
                                  Johnson is a member of the Corporation of the Massachusetts Institute of Technology and a trustee of the Maryland Institute-College of Art.

John P. Neafsey                   Mr. Neafsey, age 58, is President of JN
Director since 1987               Associates, an investment consulting firm. He
                                  is Chairman of the Board of Alliance Coal
                                  Company, an advisory director of The Beacon
                                  Group of New York, Chairman of the Management
                                  Policy Council, and a director of Longhorn
                                  Partners Pipeline Company and Provident Mutual
                                  Life Insurance Company of Philadelphia. Mr.
                                  Neafsey is a trustee of Cornell University.

Geoffrey F. Worden                Mr. Worden, age 58, is President of South
Director since 1993               Street Capital, Inc., an investment company.
                                  Mr. Worden is a director of APT, Inc. and Princess House, Inc. and is Chairman of the Board of Directors of the New York City
                                  Outward Bound Center.




                 We recommend that you vote FOR these nominees.

--------------------------------------------------------------------------------
                 Class III Directors Whose Terms Expire in 1999
--------------------------------------------------------------------------------

Tenley E. Albright, M.D.          Dr. Albright, age 62, is a physician and
Director since 1993               surgeon. Since 1993 she has been Chairman of
                                  Western Resources, Inc. and a member of the Corporation of the New England Baptist
                                  Hospital and Woods Hole Oceanographic
                                  Institution. Dr. Albright is a director of State Street Bank and Trust Company, State
                                  Street Boston Corporation and Whitehead
                                  Institute for Biomedical Research. She is
                                  Chairman of the Alumni Fund, Harvard Medical
                                  School.

John W. Conway                    Mr. Conway, age 52, has been a director since
Director since 1997               1997 and Executive Vice President and
                                  President of the Americas Division since 1996 of Crown, Cork & Seal Company, Inc., a supplier of packaging products. He was its Executive Vice President and President,
                                  International Division from 1993 to 1996.


J. Roffe Wike, II                 Mr. Wike, age 71, was Senior Partner and a
Director since 1962               director of Cooke & Bieler,  investment
                                  counselors, until his retirement in 1994.

--------------------------------------------------------------------------------
                  Class I Directors Whose Terms Expire in 2000
--------------------------------------------------------------------------------

William G. Little                 Mr. Little, age 55, has been Chairman of the
Director since 1991               Board of the Company since 1995 and its
                                  President and Chief Executive Officer since
                                  1991. Mr. Little is a director of Fox Chase
                                  Cancer Center and Cytyc Corporation.

William H. Longfield              Mr. Longfield, age 59, has been Chief
Director since 1995               Executive Officer and Chairman of the Board
                                  since 1994 and Chief Operating Officer from
                                  1989 to 1994 of C.R. Bard, Inc., a medical device manufacturer. He is a director of United Dental Care, Inc., Manor Care Inc., the
                                  Health Industry Manufacturers Association,
                                  Horizon Mental Health Management, Inc. and
                                  Atlantic Health System.

Monroe E. Trout, M.D.             Dr. Trout, age 66, has been Chairman of the
Director since 1991               Board of Cytyc Corporation, a medical
                                  diagnostic company, since January 1998 and is Chairman Emeritus of American Healthcare
                                  Systems, a network of integrated healthcare systems, where he was Chairman of the Board, President and Chief Executive Officer until his retirement in 1995. He was Chief Executive
                                  Officer of Cytran Inc., a biotechnology
                                  company, from March 1996 to July 1996. Dr.
                                  Trout is a director of Science Applications
                                  International Corporation (SAIC), Baxter
                                  International Inc. and the University of California San Diego Foundation.

Anthony Welters                   Mr. Welters, age 43, has been Chairman,
Director since 1997               President and Chief Executive Officer of
                                  AmeriChoice Corporation, a managed health-care services holding company, and its predecessor companies since 1989.


                   PROPOSAL #2: RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

      Upon recommendation of the Board's Audit Committee, we reappointed Coopers & Lybrand L.L.P. as independent accountants for the Company in 1998, subject to ratification by shareholders. If the appointment is not ratified, we will consider the appointment of other auditors. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions from shareholders.

         We recommend that you vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for 1998.


                 PROPOSAL #3: APPROVAL OF THE 1998 KEY EMPLOYEE
                           INCENTIVE COMPENSATION PLAN

         We propose that shareholders approve the 1998 Key Employee Incentive Compensation Plan (the "1998 Plan"), which we adopted in March 1998. The Plan will replace the Company's Long-Term Incentive Plan, which effectively expired earlier this year. By offering the opportunity to receive incentive compensation tied to the performance of the Company's common stock, the 1998 Plan is designed to assist the Company retain key employees and align their interests with the interests of shareholders.

 Eligibility

      Participation in the 1998 Plan is limited to employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly affect the Company's growth and financial success. Directors of the Company who are not also employees or officers of the Company or a subsidiary are not eligible to participate in the 1998 Plan. Approximately 58 employees were granted stock options or other awards under the Long-Term Incentive Plan last year, and it is anticipated that approximately the same number of employees will be eligible to receive awards under the 1998 Plan this year. However, it is not possible at this time to determine who may be selected to receive awards under the Plan or the number or amount of awards to be received by any individual. The selections and determinations will be made by the Committee on the basis of the duties, responsibilities, and present and future contributions of individuals to the success of the Company.

Administration

      The 1998 Plan is administered by the Compensation Committee of the Board consisting of four independent directors. The Committee may choose the employees to whom awards will be made, the type of award, the amount, size and terms of each award and the time when awards will be granted. The Committee has authority to make all determinations necessary or advisable for the administration of the 1998 Plan.

      Members of the Committee must be "non-employee" directors within the meaning of that term under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and also be "outside" directors as that term is defined in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The current Compensation Committee members meet these criteria.

Awards and Grants Under the 1998 Plan

      A variety of incentive compensation using common stock may be awarded to participants under the 1998 Plan. These awards are stock options (both non-qualified and incentive stock options ("ISOs") under section 422A of the
Code), stock appreciation rights and grants of shares of common stock or of a right to receive shares (or their cash equivalent) in the future, including any combination of the above.

      Stock Options. The Committee determines the number of shares to be covered by each option award, the option price, the term of the option, the period of time for options to vest after grant, and other option terms and limitations consistent with the 1998 Plan document, a copy of which is attached to this Proxy Statement as Exhibit A. Those limitations include that the option price of an ISO cannot be less than the fair market value of the Company's common stock, and no option may have a term longer than 10 years. Payment of the exercise price may be made in cash, shares of common stock (whether by delivery of previously owned shares or by having the Company withhold a portion of the shares to be received) having a fair market value at time of exercise equal to the option price, or in a combination of cash and stock. The Committee, in its discretion, may allow for transferability of non-qualified stock options by a participant to immediate family members.

      Stock Appreciation Rights. The 1998 Plan permits the Committee to grant stock appreciation rights in connection with any stock options. These rights enable a participant to surrender an option and to receive cash or common stock, as determined by the Committee, equal to the difference between the option price and the fair market value of the common stock on the date of surrender.

      Other Stock Awards. The Committee may grant shares of common stock or a right to receive shares of common stock (or their cash equivalent or a combination of both) in the future. Each stock award is subject to such conditions, restrictions and contingencies as the Committee may determine, which may include specific performance measures.

Shares Eligible for Delivery Under the 1998 Plan

      A maximum of 1,500,000 shares of common stock may be delivered under the 1998 Plan, which may be unauthorized and unissued shares, shares repurchased by the Company or treasury shares. This amount may be adjusted in the event of a corporate transaction involving the Company such as a stock dividend or distribution, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares.

      No person may receive stock options covering more than 200,000 shares under the 1998 Plan in any calendar year. No person may receive stock awards in any performance period with a fair market value at the time of grant in excess of $300,000.

Term; Termination and Amendments

      If approved by shareholders, the 1998 Plan will take effect as of the date of adoption by the Board of Directors (i.e., March 10, 1998) and will remain in effect until all awards have been satisfied, but no award may be granted more than ten years after the date of adoption. The Board of Directors may amend the 1998 Plan at any time, except for amendments that increase the number of shares that may be delivered under the 1998 Plan or change the class of eligible employees. No termination or amendment of the Plan may, without the consent of a participant, affect a participant's rights under an award previously granted.

      THE FOREGOING SUMMARY OF THE 1998 PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE 1998 PLAN, A COPY OF WHICH IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT.


              We recommend that you vote FOR adoption of the Plan.


                INFORMATION ABOUT THE BOARD AND BOARD COMMITTEES

Board of Directors

      We have designated directors who are independent of management as "independent directors." All of the directors, other than the Company's President and Chief Executive Officer William G. Little, are independent directors. The independent directors' primary duties are to evaluate the performance of the Company's Chief Executive Officer, to assure that he has appropriate leadership succession plans and to review and monitor achievement of his long-range strategic plans for the Company. One independent director is designated as the "Chairman, Independent Directors." The Chairman, Independent Directors confers with the Chief Executive Officer on the Board's agenda items and information requirements. He also calls meetings of the independent directors. Monroe E. Trout is the current Chairman, Independent Directors.

      The Board met five times during 1997 and the independent directors met once. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they served.

Board Committees

      The Board has four standing committees: Audit, Compensation, Finance and Nominating and Corporate Governance. The Audit Committee met four times, the Finance Committee and the Nominating and Corporate Governance Committee each met five times and the Compensation Committee met seven times during the year.

      The Audit Committee performs the following functions: (1) recommends annually to the Board the appointment of a firm of independent accountants for the Company; (2) reviews the fees paid to the independent accountants; (3) reviews with the independent accountants the scope and results of each annual audit; and (4) reviews with the independent accountants and the Company's financial officers their comments and recommendations. Directors Johnson (Chairman), Albright, Conway, Welters and Worden serve on the Audit Committee.

      The Compensation Committee determines the Company's compensation arrangements with executive management and reports its actions to the Board of Directors. This Committee also administers the Company's management incentive compensation plans. Directors Longfield (Chairman), Ebright, Neafsey and Trout serve on the Compensation Committee.

      The Finance Committee serves as liaison between management and the Board on important financial transactions and financial-policy matters. The Finance Committee also consults with and advises management on financial strategies, policies and procedures, acquisitions, divestitures, major capital-expenditure requests and similar matters. The Committee makes recommendations on these matters to the Board. Directors Neafsey (Chairman), Ebright, Johnson, Wike and Worden serve on the Finance Committee.

      The Nominating and Corporate Governance Committee recommends nominees to be elected to the Board and appointments to Board committees and evaluates and makes recommendations on director candidates. After review by the independent directors, this Committee formally recommends to the Board a successor to the Chief Executive Officer. The Nominating and Corporate Governance Committee also reviews the Company's legal compliance policies and programs periodically with the Company's General Counsel. The members of the Nominating and Corporate Governance Committee are Directors Trout (Chairman), Albright, Longfield and Wike.

Compensation of Directors

      Each independent director receives an annual retainer of $20,000. He or she also receives $1,500 for each board and independent-director meeting and $1,000 for each committee meeting attended. An additional annual fee of $3,500 is paid to the chairman of each board committee and to the Chairman, Independent Directors. Directors may defer all or any part of their director's fees. Deferred fees may be placed either in an interest-bearing cash account or in a cash-only "phantom stock" account. "Phantom stock" parallels the performance of the Company's common stock. Directors receive their deferred fees upon their retirement or termination as a director.

      After five years of service on the Board, each independent director becomes entitled to receive an annual retirement benefit. This benefit commences upon retirement after age 60 and runs until the earlier of 15 years or the director's death. The amount of the benefit is between 50% and 100%, depending on the length of service, of his or her base annual retainer at the time of retirement. Non-employee directors also receive annually an option to acquire 1,500 shares of common stock under the Company's 1992 Non-Qualified Stock Option Plan for Non-Employee Directors. Each option expires five years from the date of grant.

                           OWNERSHIP OF COMPANY STOCK

      The following table and footnotes contain, as of March 1, 1998, information about persons who beneficially own more than 5% of the outstanding common stock. Except as indicated below, the beneficial owners have sole voting and investment power over the shares shown opposite their names. This table was compiled from Company records and Securities and Exchange Commission share-ownership reports that were delivered to the Company.

-----------------------------------------------------------------------------------------------------------------
                                                                             Amount and                Percent
Name and Address of                                                     Nature of Beneficial              of
Beneficial Owner                                                              Ownership                 Class
-----------------------------------------------------------------------------------------------------------------
Jean Wike Faust ..................................................          1,255,984(1)                  7.5%
    16 Fox Chase Road
    Malvern, PA 19355

First Union Corporation...........................................          1,284,339(2)                  7.6%
    One First Union Center
    301 S. Tryon St.
    Charlotte, NC  28288-0137

Lazard Freres & Co. LLC...........................................          1,207,340(3)                  7.2%
   30 Rockefeller Plaza
   New York, NY  10020

William S. West...................................................            950,047(4)                  5.6%
    101 Gordon Drive
    Lionville, PA  19341

J. Roffe Wike, II.................................................          1,682,688(1)(5)              10.0%
    2125 Twinbrook Road
    Berwyn, PA  19312

Wilmington Trust Corporation......................................            911,310(6)                  5.4%
    Rodney Square North
    1100 North Market Street
    Wilmington, DE  19890

---------------

(1) Includes 226,000 shares held by a trust of which Mrs. Faust is the sole beneficiary. As trustee, J. Roffe Wike, II, the brother of Mrs. Faust, has sole investment and voting power over those shares. Also includes 577,204 shares held by a trust as to which Mrs. Faust and Mr. Wike share voting and investment power.

(2) Based upon information as of December 31, 1997 set forth in a Schedule 13G filing made by First Union Corporation dated February 12, 1998. Includes
     (i) sole voting power with respect to 1,268,039 shares, (ii) sole investment power with respect to 502,000 shares and (iii) shared investment power with respect to 691,364 shares.

(3) Based upon information as of December 31, 1997 set forth in a Schedule 13G filing made by Lazard Freres & Co. LLC dated February 17, 1998. Includes
     (i) sole voting power with respect to 1,124,340 shares and (ii) sole investment power with respect to 1,207,340 shares.

(4) Includes shared voting power over 446,264 shares. Does not include 184,074 shares owned by Mr. West's wife because he disclaims beneficial ownership of those shares.

(5) Includes options to acquire 7,500 shares under the Company's 1992 Non-Qualified Stock Option Plan for Non-Employee Directors. Does not include 7,840 shares owned by Mr. Wike's wife because he disclaims beneficial ownership of those shares.

(6) Based upon information as of December 31, 1997 set forth in a Schedule 13G filing made by Wilmington Trust Corporation, Wilmington Trust Company and Wilmington Trust FSB dated February 17, 1998. Includes (i) sole voting power with respect to 440,620 shares and (ii) shared voting and investment power with respect to 640,690 shares.

      The following table shows the beneficial ownership of common stock by each director, each executive officer named in the Summary Compensation Table on page 11 and all directors and executive officers as a group. The plan amounts are included as of December 31, 1997 and all other information is as of March 17, 1998. Also included are `phantom-stock' units held in deferred compensation accounts by directors. Where a director or executive officer has the right to acquire shares within 60 days after March 17, 1998, through the exercise of stock options, these shares are treated as beneficially owned by the individual and as outstanding when computing the percentages owned by the individual and the group. The amounts include shares of common stock beneficially owned by the individuals, common stock underlying stock options and stock granted under the Company's Long-Term Incentive Plan and Savings Plan. The table is compiled from information provided by the individuals and from Company records.

--------------------------------------------------------------------------------------------------------------------
                                                                            Right to Acquire       Phantom Stock
                                        Shares Owned       Percent of       Ownership Under         Units Under
                                        Directly and      Common Stock    Options Exercisable   Directors' Deferred
Name                                   Indirectly(1)(2)   Outstanding        Within 60 Days      Compensation Plan
--------------------------------------------------------------------------------------------------------------------
Tenley E. Albright                            1,000            *                    5,000
John W. Conway                                    0            *                        0
J. E. Dorsey                                  6,496            *                   50,000
George W. Ebright                             1,000            *                    7,500
Steven A. Ellers                              5,176            *                   32,500
Lawrence P. Higgins                             373            *                   10,000
L. Robert Johnson                             6,000            *                    6,000
William G. Little                            47,611            *                   30,000
William H. Longfield                          1,000            *                    3,000                1,904
John P. Neafsey                               3,500            *                    7,500                2,087
Monroe E. Trout                               5,000            *                    4,500                8,646
John A. Vigna                                     0            *                   10,000
Anthony Welters                                 300            *                    1,500
J. Roffe Wike, II                         1,675,188          10.0%                  7,500               12,750
Geoffrey F. Worden                            2,000            *                    6,000                4,341
All directors and executive officers      1,794,594          12.3%                318,860
    as a group (20 persons)

------------------

* Indicates ownership of less than 1% of the shares outstanding.

(1) These amounts include restricted shares granted under the Company's Management Incentive Bonus Plan, as follows: Mr. Little--1,219 shares; Mr. Dorsey--594 shares; Mr. Vigna--0 shares; Mr. Higgins--55 shares; Mr. Ellers--164 shares; and all directors and executive officers as a group--3,074 shares. The holders of restricted shares have voting power over the shares. The restricted shares are subject to transfer and forfeiture restrictions.
(2) These amounts include shares granted as the Company's contributions under the Company's Savings Plan, as follows: Mr. Little--944 shares; Mr. Dorsey--420 shares; Mr. Vigna--0 shares; Mr. Higgins--96 shares; Mr. Ellers--1,146 shares; and all directors and officers as a group-- 7,584 shares. The holders of Savings Plan shares have voting power over the shares. These shares vest in five equal annual installments over the first five years of service for the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16 of the Securities Exchange Act of 1934, as amended, and related Securities and Exchange Commission rules, the Company's directors and officers must file initial reports of their beneficial ownership of the Company's common stock and subsequent changes to that ownership. Initial reports are due within 10 days after an individual becomes a director or officer and must be filed even if the director or officer owns no shares at the time of filing. The Company assists officers and directors in meeting their obligations under these rules by preparing the forms for their review and signature and then filing the completed, signed forms on their behalf. In March 1997, Company personnel delayed in the preparation and filing of the initial ownership form for Anthony Welters. As a result, his report was filed seven days late in March 1997. Mr. Welters owned no stock at that time. All other reports required to be filed were filed on time.


                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

Introduction

      The Company's executive-compensation program is designed to achieve four goals: (1) link shareholder and management interests; (2) reward management for producing superior results relative to comparable companies; (3) recognize individual performance; and (4) attract and retain key executives of the highest caliber.

      The components of compensation are base salary, annual incentive bonus and long-term incentive compensation in the form of stock options. Base salaries are targeted to approximate the 50th percentile of compensation for comparable positions. Total compensation (i.e., base salary, bonus opportunity and stock options) is targeted to approximate the 75th percentile. To achieve the targeted compensation range, executives must meet annual and long-term corporate financial performance and strategic goals.

      A significant portion of executive compensation is "at risk." As described in more detail below, bonuses are tied to achievement of specified financial and strategic targets, and the value of stock options is dependent on an increase in market value of common stock over the exercise price. In making compensation decisions, the Committee relies heavily on survey data and recommendations from an outside compensation consultant.

      To further align management and shareholder interests, the Committee expects executive officers to own, within five to seven years of attaining their respective positions, common stock with a market value equal to specified multiples of the executive's base salary, ranging from 200% of base salary for senior executives to 500% of base salary for the Chief Executive Officer. Each executive's progress toward meeting his or her share-ownership goal is reviewed annually. The guidelines are not mandatory, and the Committee has no set policy on failure to meet the guidelines.

Base Salaries

      In setting 1997 base salaries, the Committee relied primarily on competitive market compensation data from three separate surveys of general industry, which were compiled by a compensation consultant. The Committee also considered recommendations of the Chief Executive Officer regarding individual performance of other executives and their relative experience. All of the named executive officers' base salaries for 1997 approximated the surveys' market consensus median level. Mr. Little's base salary was set at approximately 7% above the survey's median level, which reflects his additional responsibilities as Chairman of the Company and the Committee's satisfaction with his performance and the performance of the Company in 1996.

Management Incentive Bonus Plan

      Each of the named executive officers participates in the Company's Management Incentive Bonus Plan (the "Bonus Plan"). The Company uses the Bonus Plan to compensate executives and other key employees based 80% on achievement of a specific corporate financial performance target and 20% on achievement of strategic, non-financial goals. Last year, the Committee used return-on-equity
(ROE) as the corporate financial performance measurement. However, in future years the Committee is considering using other criteria, such as earnings-per-share, that it considers more appropriate measures of the Company's growth and creation of shareholder value.

      The Bonus Plan targets are set prior to the commencement of the year. Participants will receive a 100% payout if the Company reaches its financial target and all of the other goals are met. A higher payout is made when the Company exceeds its financial target and no payout is made if the actual financial performance is less than 80% of the target.

      To encourage share ownership, one-fourth of a Bonus Plan participant's after-tax annual bonus is paid in shares of common stock, referred to as "bonus shares." Each participant also receives a number of additional restricted shares equal to 25% of the number of bonus shares received. The restricted shares are forfeited if the bonus shares are transferred within four years of the date of grant.

      The amount received by each of the named executive officers under the Bonus Plan is calculated as a percentage of their base salary. For 1997, the Committee set Mr. Little's bonus target at 75% of base salary. Other executive officers' bonus targets ranged from 40% to 65% of base salary. These levels are within the 75th percentile level for comparable positions, as indicated in the survey data noted above.

      In December 1996, the Committee set the 1997 ROE performance target level at 13.9%, which was the ROE contained in management's 1997 operating plan. The Committee considered this level to be an appropriate increase from the year-earlier ROE of 12.0% (excluding a restructuring charge recognized in the first quarter of 1996). The non-financial strategic goals for 1997, also set at the December meeting, were tied to the execution of a strategic growth plan, advancement of novel-drug delivery technology and development of new-business opportunities.

      The Company reported 1997 ROE of 16.7%, or approximately 120.4% of the target. These results include net income-tax benefits related primarily to a reorganization of the Company's German subsidiaries. Excluding this tax benefit, the Company's ROE was 14.0%, or 100.5% of target. The Committee decided to pay the named executives and Mr. Little 105.5% of their bonus opportunity. This determination reflected the Committee's judgment of management's overall performance for the year, and was based on the Company exceeding its ROE target and the Committee's satisfaction that management substantially achieved its 1997 objectives.

      Based on the bonus payout, Mr. Little received a bonus of $371,902, which included 1,629 bonus shares. He also received 407 restricted shares. The other named executives also were paid in a combination of cash, bonus and restricted shares.

Long-Term Incentive Compensation

      Stock options are granted in numbers that are targeted to produce a long-term compensation opportunity within the 75th percentile of comparable positions within general industry. These options are aligned with the Company's performance since they will have value only when the stock price increases. This rewards management for increases in shareholder value. The value of these options is determined using the Black-Scholes valuation method. All options are granted with an exercise price equal to the fair market value of a share of common stock on the grant date. In addition, the option agreements contain forfeiture provisions which will cause any unexercised option to expire immediately if the executive engages in conduct detrimental to the Company such as competitive activities.

      In 1997, each of the Company's executive officers received two separate grants of stock options. The number of options in the first grant was calculated to reflect Company performance as stated above. These options vested immediately and will expire five years from the date of grant. The second grant equaled three times the annual allotment, but will vest in five equal annual installments. All unvested options will become immediately exercisable if, within the next five years, the market price of common stock exceeds for 30 consecutive days a targeted share price equal to approximately 160% of the fair market value on the date of grant. The second grant of options expires ten years from the grant date. In making the second grant of options, the Committee intended to increase the incentives for executives to achieve results that will grow shareholder value. The Committee does not intend to make additional option grants to the named executives for another three years, unless the targeted market share value is achieved.

Deductible Compensation under the Tax Laws

      Under section 162(m) of the Internal Revenue Code, a publicly held corporation such as the Company is denied a federal tax deduction for compensation in excess of $1,000,000 which is paid to its chief executive officer and its four most-highly compensated executive officers other than the CEO. "Qualified performance-based compensation" and certain other compensation is not subject to the deduction limitation. The Board of Directors has taken action to ensure that awards of stock options, bonus and incentive shares under the Company's incentive plans will be treated as qualified performance-based compensation, and therefore, remain tax deductible by the Company. While there is no firm policy on whether to permit executive compensation to exceed the $1,000,000 limit, the Committee periodically monitors the compensation of Company executives and believes that no tax deductions for executive compensation will be lost in the near future.

                                       William H. Longfield, Chairman
                                       George W. Ebright
                                       John P. Neafsey
                                       Monroe E. Trout

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

      The following table contains information on compensation paid to the Company's CEO and the four other most highly compensated executive officers.

------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long-Term
                                           Annual Compensation                    Compensation Awards
                                                                  Other         Restricted    Securities
                                                                  Annual          Stock       Underlying       All Other
Name & Principal Position    Year  Salary($)(1) Bonus($)(1)  Compensation($)  Award(s)($)(2)  Options(#)  Compensation($)(3)
------------------------------------------------------------------------------------------------------------------------------
William G. Little            1997     461,538     371,902         6,376           12,801        165,000        14,701
   Chairman, President and   1996     438,240     291,074         4,329           10,083           -0-         14,002
   Chief  Executive Officer  1995     412,231         -0-         4,329              -0-        120,000        13,182

J. E. Dorsey                 1997     284,320     198,193         4,703            6,840         90,000         8,525
   Executive Vice President  1996     262,701     155,898         3,674            5,387         15,000         7,877
   and Chief Operating       1995     234,934         -0-         3,674                          12,000         7,045
   Officer                                                                           -0-

John A. Vigna(4)             1997     194,368         -0-         2,097              -0-         55,000         5,830
   Senior Vice President,
   Finance and
   Administration

Lawrence P. Higgins(5)       1997     180,950      77,656         6,686            3,183         55,000           -0-
   Corporate Vice President  1996     109,744      48,470         3,858            1,520            -0-           -0-
   Global Operations

Steven A. Ellers             1997     173,287      78,077         5,754            3,263         55,000         5,181
   Group President, Sales    1996     159,037      57,561         5,754            2,403         10,000         4,765
                             1995     140,677         -0-          -0-               -0-          8,000         4,214

-----------------

(1) The Bonus columns include the value of any bonus (unrestricted) shares awarded under the Bonus Plan, but not the value of any restricted shares, which are shown in the Restricted Stock Award(s) column. Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Restricted stock awards are made in the fiscal year following the fiscal year in which they are earned. Restricted stock awards vest four years from the grant date. Values are determined by multiplying the number of shares awarded by the closing market price of the Company's common stock on the grant date, which was $27.63 for 1996 and $31.38 for 1997 awards. Dividends are paid on restricted stock and reinvested in additional shares of common stock.

     The following table contains information on the restricted stock held by the named executives at December 31, 1997. Values are determined by multiplying the number of shares by $29.75, the December 31, 1997 closing price of the common stock.

                               Number of Restricted       Current Market Value
       Name                        Shares Held         of Restricted Shares Held
       -------------------------------------------------------------------------

       William G. Little               1,219                    $ 36,265
       J. E. Dorsey                      594                      17,672
       John A. Vigna                       0                           0
       Lawrence P. Higgins                55                       1,636
       Steven A. Ellers                  164                       4,879

(3) Represents Company contributions under the Company's Savings Plan and Non-Qualified Deferred Compensation Plan for Designated Executive Officers. With respect to Mr. Little, includes for 1997, 1996 and 1995 term life insurance premiums paid by the Company of $860, $860 and $819, respectively.

(4) Mr. Vigna started working at the Company on March 3, 1997 and resigned on March 12, 1998, and did not receive a bonus or restricted stock for 1997. Mr. Ellers was promoted to Senior Vice President, Finance and Administration following Mr. Vigna's resignation.

(5)  Mr. Higgins started working at the Company on May 15, 1996.

Option Grants During 1997

      The following table provides information on stock options granted in 1997 to the named executive officers under the Company's Long-Term Incentive Plan.

 -----------------------------------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                            Individual                                  Stock Price Appreciation
                                              Grants                                        for Option Term
                         -----------------------------------------------               ---------------------------
                             Number of      % of Total
                            Securities        Options
                            Underlying      Granted to       Exercise
                             Options        Employees         Price       Expiration
     Name                    Granted          in 1997       ($/Sh)(3)        Date        5%($)(4)      10%($)(4)
 -----------------------------------------------------------------------------------------------------------------
     W. G. Little          165,000(2)           22.04          29.41      8/04/2007      3,051,783     7,733,862
     J. E. Dorsey           15,000(1)            2.00          27.50      3/26/2002        113,966       251,835
                            75,000(2)           10.02          29.41      8/04/2007      1,387,242     3,515,392
     J. A. Vigna            10,000(1)            1.34          27.50      3/26/2002         75,977       167,890
                            45,000(2)            6.01          29.41      8/04/2007        832,304     2,109,235
     L. P. Higgins          10,000(1)            1.34          27.50      3/26/2002         75,977       167,890
                            45,000(2)            6.01          29.41      8/04/2007        832,304     2,109,235
     S. A. Ellers           10,000(1)            1.34          27.50      3/26/2002         75,977       167,890
                            45,000(2)            6.01          29.41      8/04/2007        832,304     2,109,235

--------------

(1) Option grants are for a five-year term and became exercisable on the date of grant.

(2) Option grants are for a ten-year term and first become exercisable in five equal annual installments beginning on the first anniversary of the grant date. Vesting may be accelerated if the market prices of common stock reaches 160% of the grant date price for a period of 30 days.

(3) The exercise price represents the average of the highest and lowest reported sale price on the date of grant (March 27, 1997 and August 5, 1997). The exercise price (and any applicable withholding taxes) may be paid in cash, shares of common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) These amounts, based on assumed annual appreciation rates of 5% and 10% as prescribed by the Securities and Exchange Commission rules are not intended to forecast possible future appreciation, if any, of the Company's stock price.

1997 Stock Option Exercises and Year-End Option Values

      The following table shows how many stock options were exercised by each of the named executive officers in 1997. It also shows the number and value of their unexercised options as of December 31, 1997.

                 Aggregated Option Exercises in Last Fiscal Year
                         and 1997 Year-End Option Values


                          Shares                           Number of Shares              Value of Unexercised
                         Acquired                       Underlying Unexercised               In-the-Money
                            on            Value             Options Held at                   Options at
         Name          Exercise(#)   Realized($)(1)       Fiscal Year-End(#)           Fiscal Year-End($)(1)(2)
------------------------------------------------------------------------------------------------------------------
                                                      Exercisable   Unexercisable    Exercisable     Unexercisable
                                                      -----------   -------------    -----------     -------------
W. G. Little              30,141         539,843          60,000       285,000           877,500         56,711
J. E. Dorsey                   0               0          58,000        75,000           303,563         25,778
J. A. Vigna                    0               0          10,000        45,000            22,500         15,467
L. P. Higgins                  0               0          10,000        45,000            22,500         15,467
S. A. Ellers               2,116          19,309          37,000        45,000           192,250         15,467

---------------

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of this heading represent the number of exercisable and unexercisable options, respectively, multiplied by the difference between the closing price of the Company's common stock on December 31, 1997 ($29.75) and the exercise price of the options. No value has been assigned to the 120,000 shares covered by an option granted to Mr. Little in 1995 because the option exercise price ($30.13) exceeds the closing price on December 31, 1997.

Pension Plan Table

      The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a non-contributory defined benefit plan. It provides for normal retirement at age 65 and permits early retirement in certain cases. The normal annual retirement benefit equals 1.9% of the average of an employee's five highest consecutive calendar years of earnings out of his or her last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of such earnings multiplied by his or her years of service in excess of 25 but not more than 35 years. In general, the earnings covered by the Retirement Plan include salary, bonus (cash and stock) and other non-deferred cash remuneration. The Internal Revenue Code limits the maximum annual benefit that may be paid to any individual from the Retirement Plan's trust fund and the amount of compensation that may be recognized. Under the Company's Supplemental Employees' Retirement Plan (the "Supplemental Plan"), the Company will make supplemental, unfunded payments to offset any reductions in benefits that may result from such limitations.

      The following table shows the estimated annual retirement benefits payable (before reduction by the offset for Social Security payments) under the Retirement Plan and the Supplemental Plan at age 65 to all eligible employees, including the named executives, in specified remuneration and years-of-service classifications, based on a straight life annuity form of retirement income.

                               Pension Plan Table

                                                           Years of Service
                                ------------------------------------------------------------------------
               Five-Year
        Average Annual Earnings         15            20             25             30             35
        -----------------------------------------------------------------------------------------------
             $200,000              $  57,000    $  76,000       $  95,000       $100,000      $105,000
              250,000                 71,250       95,000         118,750        125,000       131,250
              300,000                 85,500      114,000         142,500        150,000       157,500
              400,000                114,000      152,000         190,000        200,000       210,000
              500,000                142,500      190,000         237,500        250,000       262,500
              600,000                171,000      228,000         285,000        300,000       315,000
              650,000                185,250      247,000         308,750        325,000       341,250
              700,000                199,500      266,000         332,500        350,000       367,500
              750,000                213,750      285,000         356,250        375,000       393,750
              800,000                228,000      304,000         380,000        400,000       420,000

      As of December 31, 1997, the credited full years of service for the named executive officers were as follows: Mr. Little--22 years; Mr. Dorsey--5 years; Mr. Vigna--10 months; Mr. Higgins--1 year; and Mr. Ellers--14 years.

Employment and Other Agreements

      Mr. Little has an employment agreement with the Company under which he serves as President and Chief Executive Officer. His base annual salary is determined according to Company compensation-review policies. The agreement also entitles him to participate in the Company's annual and long-term incentive plans. The Company may terminate his employment by giving two years' prior notice or earlier for cause, or due to disability or death.

      The Company has entered into agreements with Messrs. Little, Dorsey, Vigna and Ellers that provide benefits if their employment is terminated following a change in control of the Company. These agreements are designed to assist the Company in attracting and retaining highly qualified executives and to help ensure that, if the Company is faced with an unsolicited tender offer proposal, its executives will continue to manage the Company without being unduly distracted by the uncertainties of their personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

      Each executive is entitled to receive severance compensation under his agreement if, within two years following a change in control of the Company, he resigns following a constructive termination of his employment or his employment is terminated by the Company other than by reason of death, disability, willful misconduct or normal retirement. The severance compensation includes the immediate vesting of the executive's interest, if any, in the Company's employee-benefit plans, continuing salary and bonus payments at the level prior to termination and continuation of certain health and welfare benefits for up to three years following termination. A "change in control" is defined generally as a change in a majority of the Company's Board of Directors or purchase of more than 51% of the Company's stock. Each agreement prohibits each executive from being employed by any competitor of the Company or competing with the Company in any part of the United States (any market or territory, in the case of Mr. Little) for up to one year following employment termination for any reason. The payment of severance compensation is not conditioned upon the executive seeking other employment and is not subject to reduction if the executive secures other employment consistent with the agreement.

      The Company has entered into a severance agreement with Mr. Higgins providing him with continuing salary at the level prior to termination and continuation of certain health and welfare benefits for one year following termination of his employment. The agreement contains non-compete restrictions similar to those described in the preceding paragraph.

                      SHAREHOLDER RETURN PERFORMANCE GRAPHS

      The following graph compares the cumulative total return to holders of the Company's common stock with the cumulative total return of the Standard & Poor's 400 Industrials Limited Index (the "S&P 400") and of a Company-selected peer group for the five years ended December 31, 1997. Cumulative total-return-to-shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus the per-share price change for the period by the share price at the beginning of the period. The Company's cumulative shareholder return is based on an investment of $100 on December 31, 1992 and is compared to the cumulative total return of the S&P 400 and peer group over the period with a like amount invested.

      The peer-group companies were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customer type and customer relationship. The peer group is composed of Amphenol Corporation, Andrew Corporation, Applied Magnetics Corporation, Augat Inc., Beckman Instruments, Inc., C.R. Bard, Inc., CTS Corp., Millipore Corporation, Pall Corporation, The Perkin-Elmer Corporation, Sealed Air Corporation and Thomas & Betts Corporation.

                        FIVE YEAR CUMULATIVE TOTAL RETURN


In the printed version there appears a line graph with the following plot points depicted:


                  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97

West Company        100       111       127       110       135       145
S&P 400             100       109       113       152       187       233
Peer Group          100       106       118       158       196       210

      The following graph shows the total cumulative return to shareholders as compared to the S&P 400 and the peer group noted above for calendar year 1997. These amounts are calculated in the same manner as the amounts on the previous chart, assuming a $100 investment made on December 31, 1996. This chart shows the relative performance of the Company following the implementation of a restructuring in 1996.

                          1997 CUMULATIVE TOTAL RETURN

                                 QUARTER ENDING


In the printed version there appears a line graph with the following plot points depicted:

                    Dec 96       Mar 97       Jun 97       Sep 97       Dec 97
West Company        100.00        96.50       102.35       118.56       107.36
S&P 400             100.00        97.84       111.69       129.64       124.34
Peer Group          100.00       101.39       112.09       112.96       104.33













                              SHAREHOLDER PROPOSALS

      Shareholder proposals for the 1999 Annual Meeting of Shareholders must be received by the Office of the Secretary of the Company, 101 Gordon Drive, Lionville, Pennsylvania 19341, no later than November 25, 1998 for inclusion in the proxy statement and form of proxy.

                                    EXHIBIT A

                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

                                    SECTION 1

                                     GENERAL

         1.1 Purpose. The Plan has been established by the Company (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; and (iii) link participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock, and thereby promote the continued growth and financial success of the Company.

         1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more awards under the Plan, and thereby become "Participants" in the Plan. Persons eligible to participate shall be limited to those officers and key employees of the Company who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly affect the growth and financial success of the Company. Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

         1.3 Operation, Administration and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

                                    SECTION 2

                                OPTIONS AND SARS

         2.1 Definitions.

a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422A of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422A of the Code.

b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

         2.2 Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock as of the Pricing Date. As used in this subparagraph the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event.

         2.3 Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise or vesting periods of, and the expiration of the applicable restriction period with respect to, any Option or SAR, under such circumstances, including a change in control of the Company, and upon such terms and conditions as it deems appropriate.

         2.4 Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

a) the ten-year anniversary of the date on which the Option is granted (the five-year anniversary in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company);

b) if the Participant's Date of Termination occurs by reason of Retirement, death or disability. the one-year anniversary after such Termination Date; or

c) if the Participant's Date of Termination occurs by reasons other than Retirement, death or disability, the 90-day anniversary of such Date of Termination.

         The existence of Retirement and the existence of and the date of disability shall be determined by the Committee in its sole discretion.

         2.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

a) Subject to the following provisions of this subsection 2.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5 (c), payment may be made as soon as practical after the exercise).

b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. Such determination may include a restriction on the use of any shares of Common Stock unless they have been held by the Participant for at least six months before delivery, and have not been used for another exercise during such period.

c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.6 Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Common Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Common Stock (valued at their Fair Market Value at the time of exercise), or in any combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                    SECTION 3

                               OTHER STOCK AWARDS

         3.1 Definition. A Stock Award is a grant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

         3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. At any time prior to the payment of the Stock Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.

                                    SECTION 4

                          OPERATION AND ADMINISTRATION

         4.1 Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1998 annual meeting of shareholders, the Plan shall be effective as of March 10, 1998 (the "Effective Date"); provided, however, that any Awards made under the Plan prior to its approval by shareholders shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, no Award may be made under the Plan more than ten years from the Effective Date.

         4.2 Shares Subject to the Plan. a)

         i) Subject to the following provisions of this subsection 4.2, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall not exceed 1,500,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

         ii) Any shares of Common Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          iii) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          iv) Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

b) Subject to paragraph 4.2 (c), the following additional maximums are imposed under the Plan.

          i) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,500,000 shares.

          ii) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to
                  Section 2 (relating to Options and SARs) shall be 200,000 shares during any calendar year.

          iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $300,000 for any single or combined performance goals established for any performance period. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Common Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Common Stock on the date of award.

c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend or distribution, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustments of: (i) the number and kind of shares that may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

         4.3 Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

a) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of shares of Common Stock thereunder, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         4.4 Tax Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

         4.5 Dividends. An Award may provide the Participant with the right to receive dividends with respect to Common Stock, which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

         4.6 Payments. Awards may be settled through cash payments, the delivery of shares of Common Stock, or combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

         4.7 Transferability. No Awards may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the Option may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Non-Qualified Options by the Participant to "Immediate Family Members."

         "Immediate Family Members" means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

         4.8 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by a Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Secretary of the Company or other person designated by the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         4.9 Agreement with the Company. At the time of an Award to a Participant, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         4.10 Limitation of Implied Rights.

a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

b} Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant.

         4.11 Stock Forfeiture Provision. Notwithstanding any other provision of this Plan to the contrary, the Committee may provide for the forfeiture of Awards under the Plan and the benefits derived therefrom, in the event a Participant engages in conduct deemed to be harmful to, or not in the best interests of, the Company. Such forfeiture may include, without limitation, the cancellation of unexercised Options and the forfeiture of gain realized from the exercise thereof. Such provisions shall be included in the Option agreements approved from time to time by the Committee. The Committee, or its duly appointed agent, may waive any or all of the restrictions authorized under this subsection whenever it (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

                                    SECTION 5

                                    COMMITTEE

         5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

         5.2 Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. The Committee shall be composed solely of directors who: (i) meet the requirements necessary to be considered "non-employee directors" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934. In addition, no member of the Committee shall participate in any compensation decision under the Plan who is not, at the time of the decision, an "outside director" as that term is defined under Code section 162(m).

         5.3 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

                                    SECTION 6

                            AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Paragraph 4.2(c) hereof) or change the class of Eligible Employees. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect a Participant's rights under an Award previously granted.

                                    SECTION 7

                                  DEFINED TERMS

         For purposes of the Plan, the following terms shall have the meanings set forth below:

a) "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

b)       "Board" means the Board of Directors of the Company.

c) "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

d) "Common Stock" means shares of the Company's common stock, $.25 par value per share.

e) "Date of Termination" means the date on which a Participant ceases to be employed by the Company or any Subsidiary. In the event of employment termination due to Retirement, the Date of Termination shall be: (i) with respect to a Pension Optionee, the date on which such an optionee is immediately eligible to collect pension benefits under any Pension Plan; and (ii) with respect to a Non-Pension Optionee, a date determined by the Committee.

f) "Eligible Employee" means any employee of the Company or a Subsidiary providing key services to the Company or a Subsidiary.

g) "Fair Market Value" of Common Stock on any given date shall be determined according to the following rules:

         i) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

         ii) If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

         iii) If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

h) "Pension Plan" means an individual pension scheme or pension plan sponsored by the Company or a Subsidiary.

i) "Pension Optionee" means an optionee under the Plan who is an active participant in any Pension Plan and a "Non-Pension Optionee" means an optionee under the Plan who is not an active participant in any Pension Plan.

j) "Subsidiary" means any "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

k) "Retirement" means: (i) with respect to a Pension Optionee, termination of employment with the Company or a Subsidiary under the provisions of any Pension Plan; and (ii) with respect to a Non-Pension Optionee, termination of employment with the Company or a Subsidiary under the procedures established by the Committee.

                                                       [THE WEST COMPANY LOGO]


PROXY

                         THE WEST COMPANY, INCORPORATED
                 101 Gordon Drive, Lionville, Pennsylvania 19341
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John R. Gailey III and William G. Little as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The West Company, Incorporated, held of record by the undersigned on March 16, 1998, at the Annual Meeting of Shareholders to be held on April 28, 1998 or any adjournment thereof.

              This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

                         (To be Signed on Reverse Side)


[X]         Please mark your
            votes as in this
            example.

                     FOR                WITHHOLD AUTHORITY                                                   FOR    AGAINST  ABSTAIN
1. Election of       []  all the        [] to vote for         2. Ratification of the appointment
   4 Class II            nominees          the nominees           of Coopers & Lybrand L.L.P. as             [ ]       [ ]     [ ]
   Directors             listed            listed below           independent accountants of the
                         below                                    corporation for the fiscal year ending
                                                                  December 31, 1998.

               (except as marked to the contrary)              3. Approval of the 1998 Key Employee          [ ]       [ ]     [ ]
                                                                  Incentive Compensation Plan.
(INSTRUCTION:  To withhold authority to vote for any
individual nominee, strike a line through the nominee's name in the list below.)

George W. Ebright, L. Robert Johnson, John P. Neafsey,         4. In their discretion, the Proxies
Geoffrey F. Worden                                                are authorized to vote upon such other
                                                                  business as may properly come before the
                                                                  meeting.


                                                                                This Proxy when properly executed will be
                                                                                voted in the manner directed herein by the
                                                                                undersigned shareholder. If no direction is
                                                                                made, this Proxy will be voted FOR Proposals
                                                                                1, 2 and 3.


SIGNATURE(S)________________________________________ DATE______________

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.